                                                                     EXhibit 2.2

                              ARTICLES OF MERGER

                                      OF

                     OPTIMA MEDICAL GROUP OF HIALEAH, INC.
                            (a Florida corporation)

                    OPTIMA MEDICAL GROUP OF NO. MIAMI, INC.
                            (a Florida corporation)

                                      AND

                         COORDINATED HEALTHCARE, INC.
                            (a Florida corporation)

     Pursuant to the provisions of Section 607.1105, Florida Statutes, these Article of Merger provide that:

     1. Optima Medical Group of Hialeah, Inc., a Florida corporation ("Optima Hialeah"), and Optima Medical Group of No. Miami, Inc., a Florida corporation ("Optima No. Miami"), shall each be merged with and into Coordinated Health Care, Inc., a Florida corporation ("Coordinated") which shall be the surviving corporation.

     2. The merger shall become effective as of the day on which these Articles of Merger are filed by the Secretary of State of Florida (the "Effective Time").

     3. The Agreement and Plan of Merger dated October 16, 1995, pursuant to which Optima Hialeah and Optima No. Miami shall be merged with and into Coordinated (the "Merger"), was unanimously adopted by the shareholders of Optima Hialeah and was unanimously adopted by the shareholders of Optima No. Miami by resolutions adopted on October 16, 1995, and by the shareholders of Coordinated by resolutions adopted October 16, 1995.

     IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of each of (Optima Health, Optima No. Miami and Coordinated by their authorized officers as of October 16, 1995.

                                           OPTIMA MEDICAL GROUP OF HIALEAH, INC.

                                           By: /s/ Alfredo Taule
                                               ---------------------------------
                                               Alfredo E. Taule, President

                                           By: /s/ Alfredo Taule
                                               ---------------------------------
                                               Alfredo E. Taule, Secretary

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                         OPTIMA MEDICAL GROUP OF NO. MIAMI, INC.

                                         By: /s/ Alfredo Taule
                                             -----------------------------------
                                             Alfredo E. Taule, President

                                         By: /s/ Alfredo Taule
                                             -----------------------------------
                                             Alfredo E. Taule, Secretary


                                         COORDINATED HEALTHCARE, INC.

                                         By: /s/ Thomas J. Taule
                                             -----------------------------------
                                             Thomas J. Taule, President

                                         By: /s/ Thomas J.Taule
                                             -----------------------------------
                                             Thomas J. Taule, Secretary

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